Exhibit 99.1

NEWS RELEASE

Contact: Investor Relations

708.483.1300 Ext 1331

TreeHouse Foods to Acquire Flagstone Foods for $860 million

•	Positions TreeHouse as the private label leader in the on-trend and high growth healthy snacks sector

•	Increases annual revenue by approximately $750 million

•	Estimated EPS accretion of $0.24—$0.28 in first full year following closing

•	TreeHouse expects to fund the transaction through a combination of borrowings under TreeHouse’s existing credit facility and capital market financings

OAKBROOK, Ill. (June 30, 2014) – TreeHouse Foods, Inc. (NYSE: THS) today announced that it will acquire Flagstone Foods, the leading provider of private label healthy snacks, one of the fastest growing on-trend categories in the food industry. TreeHouse has agreed to pay Gryphon Investors and other shareholders $860 million in cash for the business, subject to an adjustment for working capital.

The Company expects the transaction to have roughly $0.05 to $0.08 impact on 2014 earnings and add approximately $0.24 to $0.28 in EPS in the first full year following closing. Following the acquisition, TreeHouse’s pro forma annual sales are expected to approach $3.5 billion and adjusted EBITDA should exceed $450 million. The transaction is expected to close during the third quarter of 2014, subject to the satisfaction of customary closing conditions, and is expected to be financed through a combination of borrowings under TreeHouse’s existing credit facility and a $325 million equity issuance.

Flagstone Foods is one of the largest manufacturers and distributors of private label healthy snacks in North America, and holds the #1 private label position in the trail mix and dried fruit categories. The company has approximately 1,365 employees and is headquartered in St. Paul, M.N. and operates two state-of-the-art facilities in Minneapolis, M.N. and Roberson, N.C. Flagstone Foods reported sales of $697 million for the fiscal year ended December 28, 2013.

“We are extremely enthusiastic about the acquisition of Flagstone Foods,” said Sam K. Reed, Chairman, President and Chief Executive Officer of TreeHouse Foods. “Flagstone Foods is ideally situated at the intersection of health and wellness, snacking and the perimeter of the store, and represents an attractive new platform for TreeHouse to enter the on-trend, rapidly growing $7.1 billon healthy snacks category.

Mr. Reed continued, “Flagstone Foods has also demonstrated a capability to broaden its product offering with existing customers, to expand into new categories through innovation, and to achieve new customer wins. Over the last three years, the company has seen top line growth of 24% per annum as well as meaningful margin expansion, and has a clear strategy in place to continue its growth trajectory.

“In addition, Flagstone Foods has made great strides in partnering with retailers to merchandise healthy snacks along the perimeter of the store, where consumer traffic continues to grow. This initiative creates incremental and highly profitable sales for its retail partners, and has resulted in a 3-year CAGR of perimeter sales for Flagstone of nearly 50% in the last three years, with little cannibalization of other volume.” Mr. Reed continued.

“Lastly, we are delighted to welcome Flagstone’s CEO Paul Lapadat and his management team to TreeHouse. Paul has done an outstanding job executing upon a clear strategic vision and building a strong culture that we believe will be an excellent fit with the TreeHouse family,” Mr. Reed said.

“I’m very proud of what we have built to date at Flagstone Foods, and I believe that we are just getting started,” said Paul Lapadat, Chief Executive Officer of Flagstone Foods. “By joining TreeHouse Foods, I am confident that we will continue our strong track record of growth. Our management team is among the best, comprised of food industry veterans, and we remain highly focused on delivering innovative and on-trend healthy snacks by both adding new customers and growing and expanding our existing retail partnerships.”

J.P. Morgan Securities LLC and Perella Weinberg Partners LP are acting as financial advisors on the transaction and Winston & Strawn LLP is serving as legal counsel to TreeHouse Foods. Moelis & Company LLC, Houlihan Lokey Capital, Inc. and BMO Capital Markets Corp. are serving as financial advisors to Flagstone Foods and Gryphon Investors with respect to the transaction and Kirkland & Ellis LLP is serving as its legal counsel.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company’s acquisition of Flagstone Foods will be held at 9:00 a.m. (Eastern Time) today and may be accessed by visiting the “Investor Overview” page through the “Investor Relations” menu of the Company’s website at http://www.treehousefoods.com.

ABOUT TREEHOUSE FOODS

TreeHouse is a food manufacturer servicing primarily the retail grocery and foodservice distribution channels. Our products include non-dairy powdered creamers and sweeteners; condensed, ready to serve and powdered soups; refrigerated and shelf stable salad dressings and sauces; powdered drink mixes; single serve hot beverages; specialty teas; hot and cold cereals; macaroni and cheese, skillet dinners, and other value-added side dishes and salads; salsa and Mexican sauces; jams and pie fillings; pickles and related products; aseptic sauces; and liquid non-dairy creamer. We believe we are the largest manufacturer of pickles and non-dairy powdered creamer in the United States, and the largest manufacturer of private label salad dressings, powdered drink mixes, and instant hot cereals in the United States and Canada, based on sales volume.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse Foods’ website, http://www.treehousefoods.com.

ABOUT FLAGSTONE FOODS

Flagstone Foods purchases, prepares, packages, distributes and sells over 1,500 branded and private label varieties of snack nuts, trail mixes, dried fruit, snack mixes and other wholesome snacks to major retailers in North America. The Flagstone Foods family of companies currently consists of Ann’s House of Nuts, the largest manufacturer and marketer of trail mixes in the world, and American Importing Company (Amport Foods), the largest private label manufacturer and marketer of dried fruits. The company plans to continue to grow its existing businesses through innovation, distribution and merchandising, and is also looking for acquisition opportunities. The Flagstone Foods management team is comprised of consumer packaged goods food industry executives with experience from ConAgra, General Mills, Kraft Foods, The Pillsbury Company, Michael Foods, Procter & Gamble, and Ralcorp. For further information, visit www.flagstonefoods.com.

ABOUT GRYPHON INVESTORS

Based in San Francisco, Gryphon Investors focuses on leveraged acquisitions of, and growth investments in, middle-market companies in partnership with experienced management. Having committed more than $1 billion of discretionary equity capital, Gryphon has an extensive track record of investing up to $100 million of its own capital in companies with sales ranging from $50 to $500 million. Gryphon prioritizes investment opportunities where it can form proactive partnerships with owners and executives to build leading companies, utilizing Gryphon’s capital, professional resources and significant financial and operational expertise. Visit www.gryphoninvestors.com for more information.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seek to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause TreeHouse or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. TreeHouse’s Form 10-K for the year ended December 31, 2013 and other filings with the SEC, discuss some of the factors that could contribute to these differences. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA represents adjusted net income before interest expense, income tax expense, depreciation and amortization expense, and non-cash stock based compensation expense. Adjusted EBITDA is a performance measure used by management, and TreeHouse believes it is commonly reported and widely used by investors and other interested parties, as a measure of a company’s operating performance. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. This non-GAAP measure may be different from similar measures used by other companies. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.